Exhibit 99.1

Press Release	Source: Rio Vista Energy Partners L.P.

Rio Vista Energy Partners Completes $4 Million Private Placement with Institutional Investors
Tuesday December 4, 1:47 pm ET

BROWNSVILLE, Texas—(BUSINESS WIRE)—Rio Vista Energy Partners L.P. (NASDAQ: RVEP — News), or “Rio Vista”, an energy master limited partnership, announced today that it has completed its previously announced private placement with institutional investors of 355,556 common units of Rio Vista at a price of $11.25 per unit. The gross proceeds to Rio Vista were approximately $4 million before payment of offering expenses. The purchasers of the common units were Standard General Fund L.P., Credit Suisse Management LLC and Structured Finance Americas, LLC. Rio Vista intends to use the net proceeds of the private placement for general working capital purposes.

The securities offered in this private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and cannot be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. As part of the transaction, Rio Vista has agreed to file a registration statement with the SEC, within 90 days following the closing of the private placement, covering the resale of the common units issued in the offering. Any offering of the securities under the resale registration statement will only be made by means of a prospectus. This news release is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed herein and is being issued under Rule 135c of the Securities Act of 1933.

About Rio Vista Energy Partners L.P.

Rio Vista is a master limited partnership focused on acquiring and developing oil and gas exploration, production and transportation assets. Through its subsidiaries, Rio Vista currently owns certain leasehold interests of oil and gas producing properties and associated pipeline gathering systems in East Central Oklahoma and certain liquefied petroleum gas assets, including pipelines running from a terminal facility in Brownsville, Texas to a terminal facility in Matamoros, Mexico owned by Rio Vista. Rio Vista is also engaged in liquid bulk storage, transloading and transportation of chemicals and petroleum products through its assets and operations in Hopewell, Virginia. Rio Vista seeks to grow through the acquisition of qualified oil and gas assets. Penn Octane Corporation (OTCBB: POCC — News) owns 75% of Rio Vista GP LLC, the general partner of Rio Vista.

Forward-Looking Statements

Certain of the statements in this news release are forward-looking statements, including statements regarding the use of proceeds from the $4 million private placement transaction, the acquisition of the properties in East Central Oklahoma, future production of oil and gas resulting from these acquisitions, estimated natural gas reserves and future drilling potential of the properties, possible acquisition of other qualified oil and gas assets, and prospects for the LPG transportation business and the bulk liquids business. Although these statements reflect Rio Vista’s beliefs, they are subject to uncertainties and risks that could cause actual results to differ materially from expectations. The private placement transaction, together with the issuance of common units in connection with the acquisitions in East Central Oklahoma and commitments to issue units in connection with the associated credit facility with TCW, will significantly increase the number of outstanding common units eligible for payment of quarterly distributions. The acquisition of the properties in East Central Oklahoma may not prove successful and has substantially increased Rio Vista’s and its subsidiaries’ indebtedness and contingent liabilities, and may present integration difficulties. Rio Vista and its subsidiaries may be unable to complete other acquisitions of qualified oil and gas assets or other transactions. Continuation and expansion of production may require unforeseen capital investment. Rio Vista and its subsidiaries may encounter unforeseen technical difficulties. Future production may be lower than anticipated. Actual natural gas reserves may prove lower than estimated. If Rio Vista does not have sufficient capital resources for acquisitions or opportunities for expansion, Rio Vista’s growth will be limited. If Rio Vista does not receive sufficient revenues from the use of its assets, Rio Vista would suffer material adverse consequences to its business and will not have sufficient available cash to pay minimum quarterly distributions. In addition, Rio Vista’s credit facilities restrict the amount of cash available for distributions. Rio Vista Penny’s credit facility with TCW prohibits distributions by Rio Vista’s Oklahoma subsidiaries, including Rio Vista Penny and Rio Vista GO, during the first 12 months of the credit facility and limits those distributions to 75% of cash flow thereafter. Rio Vista may not distribute sufficient cash to meet the tax obligations of unitholders, which are dependent on the specific tax circumstances of each unitholder. Additional information regarding risks affecting Rio Vista’s business may be found in Rio Vista’s reports on Form 8-K, Form 10-Q and Form 10-K and its registration statement on Form 10 and Penn Octane Corporation’s reports on Form 8-K, Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Contact:
Rio Vista Energy Partners L.P.
Ian T. Bothwell, 760-772-9080
or
CEOcast, Inc.
Andrew Hellman, 212-732-4300

Source: Rio Vista Energy Partners L.P.